Exhibit (c)(4)

Goldman Sachs Discussion Materials for Francis Special Committee Goldman, Sachs & Co. 03-Nov-2008

Goldman Sachs Table of Contents Update to Financial Analysis Review of Greenhill Methodology III. James Ability to Pay Analysis Appendix A: Supplemental Credit Materials Appendix B: Supplemental Financial Analysis Appendix C: Updated WACC Analysis

Goldman Sachs I. Update to Financial Analysis Update to Financial Analysis 1

Goldman Sachs Summary Comparison of Francis Financial Analysis Presentation Date 12-Aug-2008 29-Sep-2008 03-Nov-2008 Standalone Analysis (Price Per Share) $105.85 $106.10 $109.66 DCF $85.66 $144.30 $85.98 $144.44 $89.34 $148.29 $84.11 $83.68 $80.64 PV of Future Stock Price (2009) $71.73 $95.63 $69.12 $92.16 $72.09 $96.13 PV of Future Stock Price (2010) $93.72 $92.96 $84.50 $80.33 $107.11 $79.68 $106.25 $72.43 $96.57 PV of Future Stock Price (2011) $107.16 $106.49 $96.12 $91.85 $122.47 $91.27 $121.70 $82.39 $109.85 $65 $85 $105 $125 $145 $65 $85 $105 $125 $145 $65 $85 $105 $125 $145—Based on SAF v1—Based on SAF v1 modified for addition of—Based on SAF v2—8—10% discount rate restricted cash and HERA 2-year interim PTS for—Same methodology as August, modified for mid— 2—4% perpetuity growth on DCF Q42008 year convention Comments:—Includes 2015 opt-in value and capitalized ESO expense—Same methodology as August PV of Future Stock Price: PV of Future Stock Price: PV of Future Stock Price:—18x, 21x, and 24x multiples applied—Same methodology as August—Same methodology as August—9% discount rate Additional Transaction-Related Items (Per Minority Share / Per Total Share) +$9 +$41 +$3 +$37 +$3 +$37 Inter-Company Loan +$4 +$18 +$1 +$16 +$1 +$16 +$8 +$8 +$9 Long-Term Tax Benefit +$4 +$3 +$4 +$11 +$13 +$23 +$11 +$13 +$23 +$11 +$13 +$23 Synergies +$6 +$10 +$6 +$10 +$5 +$6 +$10 +$5 +$5 $0 $10 $20 $30 $40 $50 $0 $10 $20 $30 $40 $50 $0 $10 $20 $30 $40 $50 Market Data ¹ Francis Stock Price $96.95 $91.19 $82.75 Francis 2009 P/E 24.7 x 23.2 x 21.1 x Large Cap Biotech 2009 P/E ² 16.5 x 16.9 x 14.8 x Large Pharma 2009 P/E ³ 11.9 x 10.9 x 9.6 x Source: Francis management projections, IBES median estimates and Wall Street research 1 Market data as of 08-Aug-2008, 26-Sep-2008 and 30-Oct-2008, respectively. 2 Large Cap Biotech includes: Amgen, Biogen Idec, Celgene, Genzyme and Gilead. 3 Large Pharma includes: Abbott, AstraZeneca, Bayer, Bristol-Myers Squibb, Eli Lilly, GSK, JNJ, Merck, Novartis, Novo Nordisk, Pfizer, Sanofi-Aventis, Schering-Plough and Wyeth. Update to Financial Analysis 2

Goldman Sachs Review of Key Management Projections Key Changes From SAF v1 that Impact Financial Analysis Near-term BeTa missed primary endpoint (PTS of 67.5% in SAF v1) Q HERA 2 year study interim look passed (20% PTS in SAF v1)—removed possibility of near-term revenues, but 40% PTS for success at the final read out remains in 2011 Expected return on cash reduced for greater conservatism and general economic environment Raptiva sales forecast reduced based on the reported case of PML C-08 interim look passed – PTS adjusted to 61% (was 65% PTS in SAF v1) PTS for APO2L in NSCLC reduced to 27% based on interim Phase II data (was 55% in SAF v1) ¨ CATT outcomes: 1) 27% PTS Lucentis superior; 2) 22% PTS (vs. 60% in v1) Avastin equivalent and least costly alternative (LCA) issued; 3) 51% PTS (vs. 13%) Avastin equivalent, no LCA issued Avastin price increases begin in mid-2011 (previously 2010) and are removed prospectively in the event adjuvant breast is successful (was 3% price increase per year in SAF v1) Long-term Greater FOB competition due to size of expected Avastin market ¨ Ratio of ex-US sales to US sales set to 1:1 for future molecules (from approximately 2/3 to 1 in SAF v1) Update to Financial Analysis 3

Goldman Sachs Comparison of Francis Management Projections SAF v1 and SAF v2 ($ in billions, except per share data) Total Revenue and Free Cash Flow $40.0 SAF v1 Free Cash Flow SAF v2 Free Cash Flow $18.0 SAF v1 Total Revenue SAF v2 Total Revenue bn) $15.0 bn) $ ( $ ( $30.0 $12.0 Flow Revenue $9.0 $20.0 Cash Total $6.0 Free $10.0 $3.0 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Earnings Per Share $25.00 SAF v1 EPS SAF v2 EPS $20.04 $20.00 $16.59 $18.14 Share $13.74 $14.57 $14.59 $15.05 $19.23 $15.00 $12.10 $17.46 Per $15.60 $10.82 $10.21 $13.38 $13.38 $14.09 $9.47 $12.76 $10.00 $8.40 $7.08 $11.13 $6.20 $9.96 $4.91 $8.81 $9.33 Earnings $4.01 $7.83 $5.00 $5.48 $6.63 $3.83 $4.39 $0.00 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Source: Francis management projections as of 01-Aug-2008 and 31-Oct-2008 Update to Financial Analysis 4

Goldman Sachs

Summary Management Forecast – SAF v2

2009E – 2015E

($ in millions, except per share data)

	2009E	2010E	2011E	2012E	2013E	2014E	2015E	2009E - 2012E CAGR	2009E - 2015E CAGR
Revenues:									
Avastin Base Case	$3,378	$3,736	$4,303	$5,036	$5,900	$6,521	$6,880	14.2%	12.6%
Rituxan	2,575	2,664	2,635	2,725	2,759	2,649	2,242	1.9%	(2.3)%
Herceptin	1,470	1,585	1,663	1,711	1,755	1,748	1,740	5.2%	2.9%
Lucentis	966	1,127	1,301	1,344	1,456	1,633	1,781	11.6%	10.7%
Other Named Products and Pipelin	2,762	3,119	3,556	3,784	3,923	4,326	4,787	11.1%	9.6%
Unnamed Base Case	-	-	-	25	27	126	260		
Non-Product	73	85	175	157	224	331	357		
Product Sales	$11,224	$12,316	$13,633	$14,782	$16,044	$17,333	$18,046		
Royalties	2,501	2,465	2,617	2,681	2,723	2,809	2,551		
Contract & Other	373	289	342	497	563	660	805		
Total Revenue	**$ 14,099**	**$ 15,070**	**$ 16,591**	**$ 17,960**	**$ 19,331**	**$ 20,802**	**$ 21,403**	8.4%	7.2%
Cost and Expenses:									
Cost of Sales	$1,541	$1,793	$1,871	$1,803	$1,830	$1,997	$2,022		
R&D	2,820	3,014	3,318	3,592	3,866	4,160	4,281		
MSG&A	2,230	2,179	2,313	2,424	2,492	2,692	2,829		
Profit Sharing	1,344	1,531	1,644	1,665	1,556	1,630	1,621		
Total Cost & Exp.	**$7,934**	**$8,517**	**$9,146**	**$9,485**	**$9,745**	**$10,480**	**$10,753**		
Operating Income	**$6,165**	**$6,553**	**$7,445**	**$8,475**	**$9,586**	**$10,322**	**$10,650**	11.2%	9.5%
EBITDA	**$6,816**	**$7,233**	**$8,050**	**$9,073**	**$10,185**	**$10,929**	**$11,266**	10.0%	8.7%
Other Income, Net	127	215	368	492	494	530	587		
Earnings (Pre-Tax)	**$6,292**	**$6,767**	**$7,813**	**$8,968**	**$10,081**	**$10,852**	**$11,237**	12.5%	10.1%
Taxes	2,266	2,301	2,448	2,714	3,012	3,232	3,340		
Net Income	**$4,026**	**$4,467**	**$5,365**	**$6,253**	**$7,069**	**$7,620**	**$7,898**	15.8%	11.9%
WASO	1,051	1,017	978	943	903	865	847		
EPS	**$3.83**	**$4.39**	**$5.48**	**$6.63**	**$7.83**	**$8.81**	**$9.33**	**20.1%**	**16.0%**
Growth and Margins Analysis									
Revenue Growth	-	6.9 %	10.1 %	8.2 %	7.6 %	7.6 %	2.9 %		
R&D as % of Revenue	20.0	20.0	20.0	20.0	20.0	20.0	20.0		
MSG&A as % of Revenue	15.8	14.5	13.9	13.5	12.9	12.9	13.2		
EBIT Margin	43.7	43.5	44.9	47.2	49.6	49.6	49.8		
EBITDA Margin	48.3	48.0	48.5	50.5	52.7	52.5	52.6		
EPS Growth	-	14.6	24.8	20.9	18.1	12.6	5.9		
Selected Balance Sheet Metrics									
Cash & Equivalents [1]	$7,106	$5,819	$7,395	$8,150	$8,950	$10,250	$16,000		
Total Debt	2,268	1,755	1,741	1,724	1,705	1,683	658		
Selected Cash Flow Metrics									
Depreciation & Amortization	$651	$680	$605	$597	$599	$607	$616		
Capital Expenditures	(546)	(560)	(620)	(600)	(554)	(545)	(593)		
(Increase) / Decrease in Working Capital	48	(443)	138	(76)	(70)	(133)	(74)		

Source: Francis management projections as of 31-Oct-2008
[1] *Includes short-term investments*

Update to Financial Analysis 5

Goldman Sachs

Cash Flow Analysis – SAF v2

($ in millions)

	2009E	2010E	2011E	2012E	2013E	2014E	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E	'09E - '15E CAGR	'15E - '24E CAGR	'09E - '24E CAGR
Revenue	$14,099	$15,070	$16,591	$17,960	$19,331	$20,802	$21,403	$22,268	$24,162	$26,892	$27,374	$28,145	$29,720	$32,689	$35,970	$38,639	7.2%	6.8%	7.0%
Operating Income	$6,165	$6,553	$7,445	$8,475	$9,586	$10,322	$10,650	$11,134	$12,367	$14,093	$14,230	$13,955	$14,426	$15,980	$17,768	$19,398	9.5%	6.9%	7.9%
Taxes	(2,221)	(2,228)	(2,332)	(2,565)	(2,864)	(3,074)	(3,165)	(3,323)	(3,753)	(4,336)	(4,232)	(4,223)	(4,387)	(4,953)	(5,507)	(6,012)			
Unlevered Net Income	$3,944	$4,325	$5,113	$5,910	$6,722	$7,248	$7,485	$7,811	$8,615	$9,758	$9,998	$9,733	$10,039	$11,027	$12,261	$13,386	11.3%	6.7%	8.5%
D&A	$651	$680	$605	$597	$599	$607	$616	$616	$616	$629	$635	$660	$648	$644	$657	$684			
CapEx	(546)	(560)	(620)	(600)	(554)	(545)	(593)	(647)	(640)	(716)	(688)	(722)	(782)	(808)	(833)	(820)			
(Increase) / Decrease in Working Capital	48	(443)	138	(76)	(70)	(133)	(74)	75	(201)	(401)	(274)	(146)	344	(415)	(571)	(903)			
Unlevered Free Cash Flow	$4,097	$4,002	$5,236	$5,831	$6,697	$7,177	$7,434	$7,855	$8,389	$9,270	$9,671	$9,524	$10,249	$10,449	$11,515	$12,347	10.4%	5.8%	7.6%
Tax Rate	36.0%	34.0%	31.3%	30.3%	29.9%	29.8%	29.7%	29.8%	30.3%	30.8%	29.7%	30.3%	30.4%	31.0%	31.0%	31.0%			
SAF v1																			
Unlevered Free Cash Flow	$3,913	$4,403	$5,512	$6,266	$7,030	$7,741	$8,157	$8,309	$9,032	$10,080	$10,376	$10,182	$10,141	$10,956	$11,940	$13,025	13.0%	5.3%	8.3%
Difference	184	(401)	(277)	(435)	(333)	(564)	(723)	(455)	(643)	(811)	(705)	(658)	108	(508)	(425)	(678)			
Cumulative Difference	184	(216)	(493)	(929)	(1,262)	(1,826)	(2,549)	(3,003)	(3,646)	(4,457)	(5,162)	(5,820)	(5,712)	(6,220)	(6,645)	(7,323)			

Source: Francis management projections as of 31-Oct-2008

Update to Financial Analysis 6

Goldman Sachs Discounted Cash Flow Analysis of Francis Key Assumptions ? Discounted Cash Flow analysis provides a framework to evaluate the ongoing performance of the business, but should be considered in a broader context of approaches (e.g., comparable transaction and trading multiples) ? Projections from 2009 to 2024 provided by Francis Management as of 01-Aug-2008 and 31-Oct-2008 — Projections by product were provided for Avastin, Rituxan, Herceptin, Lucentis as well as for the pipeline ? Assumes 1,056mm basic shares outstanding, as of 07-Aug-2008 — Current options outstanding included in share count by the treasury stock method — Options schedule provided by Francis management as of 07-Aug-2008 ? Financial Sensitivity Analysis: — Discount rates evaluated using a range of 8.0%—10.0% based on WACC analysis — Terminal value evaluated using perpetuity growth rate method using a range of 2.0%—4.0% Implied P/E terminal multiple also evaluated ? Assumes net cash of $7 billion as of 31-Dec-2008, per Francis management ? Assumes capital expenditures of $820mm and depreciation and amortization of $684mm in 2024 terminal year, per Company management (assumes normalization in the terminal year) ? Assumes tax rate trends from 36% in 2009 to 31% in 2024 terminal year per management forecast ? Assumes cash flows discounted back to 01-Jan-2009, using mid-year convention ? Analysis includes impact of: — Future employee stock options expense: Assumes $328mm in after-tax ESO expense in 2009 with a six percent annual growth rate — Changes to James / Francis marketing agreement post 2015 per management guidance on expected market rate terms: “Marked to market” 2015 opt-in value derived from discounting projected product royalties from large and small molecules in the unnamed pipeline beginning in 2016, with a three percent perpetuity growth rate Update to Financial Analysis 7

Goldman Sachs Discounted Cash Flow Analysis of Francis – SAF v2 Financial Sensitivities 2024 Terminal Year and Cash Flows Discounted to 01-Jan-2009 Enterprise Value Perpetuity Growth Rate 2.0% 2.5% 3.0% 3.5% 4.0% 10.0% $89,586 $92,198 $95,183 $98,627 $102,645 Rate 9.5% 96,438 99,627 103,306 107,599 112,672 Discount 9.0% 104,182 108,113 112,700 118,122 124,627 8.5% 112,897 117,800 123,595 130,549 139,048 8.0% 122,539 128,735 136,171 145,258 156,618 % of Enterprise Value in Terminal Value Perpetuity Growth Rate $ 50.0 2.0% 2.5% 3.0% 3.5% 4.0% 10.0% 40.6% 42.2% 44.0% 46.0% 48.1 % Rate 9.5% 43.1 44.9 46.9 49.0 51.3 Discount 9.0% 45.9 47.9 50.0 52.3 54.8 8.5% 49.0 51.1 53.4 55.9 58.6 8.0% 52.5 54.8 57.3 60.0 62.9 Equity Value Per Share—Diluted Perpetuity Growth Rate $ 109.7 2.0% 2.5% 3.0% 3.5% 4.0% 10.0% $89.34 $91.64 $94.26 $97.29 $100.82 Rate 9.5% 95.36 98.16 101.40 105.17 109.63 Discount 9.0% 102.17 105.62 109.66 114.42 120.15 8.5% 109.83 114.14 119.24 125.35 132.83 8.0% 118.31 123.76 130.30 138.29 148.29 Implied 2024 P/E1 Perpetuity Growth Rate $ 13.2 2.0% 2.5% 3.0% 3.5% 4.0% 10.0% 9.8 x 10.5 x 11.3 x 12.2 x 13.3 x Rate 9.5% 10.4 11.2 12.2 13.2 14.5 Discount 9.0% 11.2 12.1 13.2 14.4 15.9 8.5% 12.0 13.1 14.4 15.9 17.7 8.0% 13.0 14.3 15.8 17.6 19.9 Source: Financial projections and scenarios per Francis management as of 31-Oct-2008 Note: Includes capitalized ESO expense and “marked to market” 2015 opt-in value. Assumes 1,056mm basic shares outstanding, as of 07-Aug-2008, and net cash of $7 billion, as of 31-Dec-2008. 1 Assumes cash flows discounted to 01-Jan-2009 P/E as implied by Earnings Before Interest, After-tax Update to Financial Analysis 8

Goldman Sachs Discounted Cash Flow Analysis of Francis Comparison of August (SAF v1) and November (SAF v2) Analysis 2024 Terminal Year and Cash Flows Discounted to 01-Jan-2009 As of 03-Nov-2008 (SAF v2) Enterprise Value Perpetuity Growth Rate # ##### 2.0% 2.5% 3.0% 3.5% 4.0% 10.0% $89,586 $92,198 $95,183 $98,627 $102,645 Rate 9.5% 96,438 99,627 103,306 107,599 112,672 Discount 9.0% 104,182 108,113 112,700 118,122 124,627 8.5% 112,897 117,800 123,595 130,549 139,048 8.0% 122,539 128,735 136,171 145,258 156,618 Equity Value Per Share—Diluted Perpetuity Growth Rate $ 109.7 2.0% 2.5% 3.0% 3.5% 4.0% 10.0% $89.34 $91.64 $94.26 $97.29 $100.82 Rate 9.5% 95.36 98.16 101.40 105.17 109.63 Discount 9.0% 102.17 105.62 109.66 114.42 120.15 8.5% 109.83 114.14 119.24 125.35 132.83 8.0% 118.31 123.76 130.30 138.29 148.29 As of 12-Aug-2008 (SAF v1) Enterprise Value Perpetuity Growth Rate # ##### 2.0% 2.5% 3.0% 3.5% 4.0% 10.0% $88,539 $91,137 $94,107 $97,533 $101,531 Rate 9.5% 95,338 98,518 102,186 106,467 111,525 Discount 9.0% 102,993 106,923 111,507 116,925 123,427 8.5% 111,571 116,483 122,288 129,253 137,767 8.0% 121,004 127,225 134,691 143,815 155,221 Equity Value Per Share—Diluted Perpetuity Growth Rate $ 105.8 2.0% 2.5% 3.0% 3.5% 4.0% 10.0% $85.66 $87.95 $90.56 $93.57 $97.08 Rate 9.5% 91.64 94.43 97.66 101.42 105.86 Discount 9.0% 98.37 101.82 105.85 110.61 116.33 8.5% 105.91 110.22 115.33 121.45 128.94 8.0% 114.20 119.67 126.24 134.26 144.30 Source: Financial projections and scenarios per Francis management as of 31-Oct-2008 Note: Includes capitalized ESO expense and “marked to market” 2015 opt-in value. Assumes 1,056mm basic shares outstanding, as of 07-Aug-2008, and net cash of $7 billion, as of 31-Dec-2008. Assumes cash flows discounted to 01-Jan-2009 Update to Financial Analysis 9

Goldman Sachs Avastin C-08 Assumptions Base Case, C-08 Upside Case and C-08 Downside Case ($ in millions) ? Base Case: — 61% for PTS for adjuvant colon cancer trial (C-08) in Q2 2009 — Most important additional Avastin indications of adjuvant breast and adjuvant lung cancer at 50% and 55%, PTS respectively — Price increases: no increase in 2010; 1.5% increase in 2011; 3% increase in 2012 For 2013 and beyond, no increase if adjuvant breast trial is successful and 3.0% annual increase if adjuvant breast trial is unsuccessful ? C-08 Upside Case: — Positive C-08 results by Q2 2009 resulting in ~16% higher revenue than base case for Avastin overall in 2017E — Increased PTS assumptions for adjuvant breast and adjuvant lung indications in development to 70% ? C-08 Downside Case: — Negative C-08 results by Q2 2009 resulting in ~31% lower revenue than base case for Avastin overall in 2017E — Removes adjuvant CRC revenue from base case — Decreased PTS assumptions for adjuvant breast and adjuvant lung indications in development to 10% Avastin PTS Adjusted Total Revenue: 2009E – 2024E Cumulative Total % Above / (Below) Base Case Upside Case Downside Case Revenue Base Case $15,000 Base Case $95,813—$12,000 Upside Case $109,234 14.0% Downside Case $70,224 (26.7)% $9,000 $6,000 $3,000 $0 2009E 2010E 2011E 2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E Source: Francis management projections Update to Financial Analysis 10

Goldman Sachs Avastin Case Discounted Cash Flow Analysis Base Case, C-08 Upside Case and C-08 Downside Case 2024 Terminal Year Avastin Impact on Whole-Co. – Equity Value Per Share C-08 Downside Case Perpetuity Growth Rate $ 99.4 2.0% 2.5% 3.0% 3.5% 4.0% 10.0% $80.54 $82.74 $85.22 $88.07 $91.40 Rate 9.5% 86.10 88.74 91.78 95.33 99.53 Discount 9.0% 92.32 95.58 99.37 103.86 109.24 8.5% 99.33 103.38 108.18 113.94 120.98 8.0% 107.05 112.18 118.34 125.86 135.27 Base Case Perpetuity Growth Rate $ 109.7 2.0% 2.5% 3.0% 3.5% 4.0% 10.0% $89.34 $91.64 $94.26 $97.29 $100.82 Rate 9.5% 95.36 98.16 101.40 105.17 109.63 Discount 9.0% 102.17 105.62 109.66 114.42 120.15 8.5% 109.83 114.14 119.24 125.35 132.83 8.0% 118.31 123.76 130.30 138.29 148.29 C-08 Upside Case Perpetuity Growth Rate $ 114.9 2.0% 2.5% 3.0% 3.5% 4.0% 10.0% $93.87 $96.22 $98.92 $102.02 $105.65 Rate 9.5% 100.14 103.02 106.34 110.21 114.79 Discount 9.0% 107.23 110.78 114.92 119.81 125.68 8.5% 115.21 119.63 124.86 131.14 138.82 8.0% 124.05 129.64 136.35 144.56 154.82 Incremental Impact on Whole-Co. – Equity Value Per Share C-08 Downside Case Perpetuity Growth Rate # ##### 2.0% 2.5% 3.0% 3.5% 4.0% 10.0%($8.80)($8.90)($9.04)($9.21)($9.42) Rate 9.5%(9.26)(9.43)(9.62)(9.84)(10.10) Discount 9.0%(9.84)(10.05)(10.28)(10.57)(10.90) 8.5%(10.50)(10.76)(11.06)(11.42)(11.85) 8.0%(11.26)(11.58)(11.96)(12.43)(13.02) C-08 Upside Case Perpetuity Growth Rate # ##### 2.0% 2.5% 3.0% 3.5% 4.0% 10.0% $4.53 $4.59 $4.66 $4.74 $4.83 Rate 9.5% 4.78 4.85 4.94 5.04 5.16 Discount 9.0% 5.06 5.15 5.26 5.39 5.54 8.5% 5.38 5.49 5.63 5.79 5.99 8.0% 5.74 5.88 6.05 6.27 6.53 Source: Francis management projections Update to Financial Analysis 11

Goldman Sachs

Additional Financial Analysis Included in the DCF

Future Employee Stock Options Expense and 2015 Opt-In Value

($ in millions)

Employee Stock Options Expense

	Discount Rate				
	10.0 %	9.5 %	9.0 %	8.5 %	8.0 %
Value ($mm)	($8,470)	($9,665)	($11,259)	($13,491)	($16,837)
Value Per Share	($7.81)	($8.88)	($10.31)	($12.32)	($15.32)

- Assumes Black Scholes based estimate of 2007 stock option grant expense (tax affected) per Francis 10-K filing
- Net present value of annual projected ESO expenses
- Assumes 6% annual growth rate of ESO issuance value, comprised of 3% growth in the number of employees and 3% of inflation

2015 Commercial Agreement Opt-In Value

	Discount Rate				
	10.0 %	9.5 %	9.0 %	8.5 %	8.0 %
Value ($mm)	$3,670	$4,434	$5,392	$6,608	$8,173
Value Per Share	$3.39	$4.08	$4.94	$6.03	$7.44

- Evaluates royalty revenue derived from the unnamed pipeline following the expiration of the James opt-in rights in 2015
- Assumes large and small molecule projections per Francis management, including revenue profile and number of large and small molecules
- Assumes current commercial agreement royalties are approximately 50% of "market rate" (30% royalty vs. current 15% royalty)
- 3% perpetuity growth rate

Source: Financial projections and scenarios per Francis management as of 31-Oct-2008
Note: Assumes 1,056mm basic shares outstanding, as of 07-Aug-2008

Update to Financial Analysis 12

Goldman Sachs Comparison of Public Trading Multiples Francis vs Large Cap Biotech and Large Pharma 2009 P/E (As of 30-Oct-2008) Median = 14.8x 27.8 x Median = 8.7x Median = 10.3x 22.7 x 21.1 x 20.9 x 19.8 x 18.5 x 14.8 x 14.7 x 13.0 x 12.6 x 13.0 x 11.5 x 10.3 x 10.9 x 10.2 x 9.7 x 9.6 x 8.6 x 8.8 x 7.6 x 7.1 x 8.1 x 8.0 x 8.2 x Francis Francis Francis (1 Amgen Biogen IdecCelgene Genzyme Gilead Abbott Bristol- Eli Lilly Johnson & Merck Pfizer Schering- Wyeth James AstraZeneca Bayer GSK Merck KGaANovartis Novo Sanofi-(Current) (Offer) Day Prior to Myers Johnson Plough Nordisk Aventis Offer) Squibb 2009 P/E (As of 08-Aug-2008) Median = 16.5x 32.0 x Median = 11.6x Median = 12.1x 24.7 x 24.8 x 22.7 x 20.9 x 19.2 x 16.5 x 16.2 x 15.1 x 14.8 x 14.1 x 13.9 x 12.8 x 12.1 x 12.3 x 11.2 x 11.3 x 10.1 x 11.8 x 11.9 x 11.2 x 9.7 x 7.8 x 8.4 x Francis Francis Francis (1 Amgen Biogen IdecCelgene Genzyme Gilead Abbott Bristol- Eli Lilly Johnson & Merck Pfizer Schering- Wyeth James AstraZeneca Bayer GSK Merck KGaANovartis Novo Sanofi-(Current) (Offer) Day Prior to Myers Johnson Plough Nordisk Aventis Offer) Squibb Large Cap Biotech U.S. Large Pharma Europe Large Pharma Source: IBES median estimates Update to Financial Analysis 13

Goldman Sachs

Present Value of Future Stock Price Analysis

Management Case, Adjusted for Share Repurchases at One Year Forward at 21.0x P/E[1]

Future Stock Price (Undiscounted)



18.0x
21.0x
24.0x
$140
$120
$100
$80
$60
$40
$130.51
$114.20
$105.26
$97.89
$92.16
$92.10
$80.64
$78.95
$69.12
2009E
2010E
2011E

Present Value at 9.0% Cost of Equity



18.0x
21.0x
24.0x
$140
$120
$100
$80
$60
$40
$109.85
$96.57
$96.12
$92.16
$84.50
$82.39
$80.64
$72.43
$69.12
2009E
2010E
2011E

	2009E	2010E	2011E	2008E - 2011E CAGR [3]
EPS (SAF v2) [1]	$ 3.84	$ 4.39	$ 5.44	16.3%
IBES	$ 3.92	$ 4.44	$ 4.94[2]	12.6%
EPS (SAF v1) [1]	$ 4.01	$ 4.86	$ 6.06	20.5%

Source: Francis management projections as of 31-Oct-2008 and IBES median estimates

[1] *Management EPS estimates adjusted for share repurchase assumption. For SAF v2, assumes cash of $3.6bn, $6.3bn and $5.3bn for 2009E-2011E, respectively, used to repurchase shares based on management projections. Price of share repurchase assumed to be 21.0x one year forward EPS per Management Case ($92.25, $115.17 and $139.29 for 2009E-2011E, respectively). For SAF v1, assumes cash of $3.9bn, $5.0bn and $6.7bn for 2009E-2011E, respectively, used to repurchase shares based on management projections. Price of share repurchase assumed to be 21.0x one year forward EPS per Management Case ($103.15, $130.10 and $148.76 for 2009E-2011E, respectively).*

[2] *2011E IBES mean based on selected composite from Wall Street research.*

[3] *2008E EPS per Francis management.*

Update to Financial Analysis 14

Goldman Sachs

Present Value of Future Stock Price Analysis

C-08 Upside Case, Adjusted for Share Repurchases at One Year Forward at 21.0x P/E[1]

Future Stock Price (Undiscounted)



18.0x
21.0x
24.0x
$140
$120
$100
$80
$60
$40
$136.62
$119.54
$107.80
$102.47
$92.19
$94.32
$80.67
$80.85
$69.14
2009E
2010E
2011E

Present Value at 9.0% Cost of Equity



18.0x
21.0x
24.0x
$140
$120
$100
$80
$60
$40
$114.99
$98.90
$100.62
$92.19
$86.54
$86.24
$80.67
$74.17
$69.14
2009E
2010E
2011E

	2009E	2010E	2011E	2008E - 2011E CAGR[3]
EPS (SAF v2)[1]	$ 3.84	$ 4.49	$ 5.69	18.1%
IBES	$ 3.92	$ 4.44	$ 4.94[2]	12.6%
EPS (SAF v1)[1]	$ 4.16	$ 5.15	$ 6.47	23.2%

Source: Francis management projections as of 31-Oct-2008 and IBES median estimates

[1] *Management EPS estimates adjusted for share repurchase assumption. For SAF v2, assumes cash of $3.6bn, $6.3bn and $5.3bn for 2009E-2011E, respectively, used to repurchase shares based on management projections. Price of share repurchase assumed to be 21.0x one year forward EPS per Management Case ($94.83, $121.33 and $148.74 for 2009E-2011E, respectively). For SAF v1, assumes cash of $3.9bn, $5.0bn and $6.7bn for 2009E-2011E, respectively, used to repurchase shares based on management projections. Price of share repurchase assumed to be 21.0x one year forward EPS per Management Case ($109.70, $139.50 and $150.07 for 2009E-2011E, respectively).*

[2] *2011E IBES mean based on selected composite from Wall Street research.*

[3] *2008E EPS per Francis management.*

Update to Financial Analysis 15

Goldman Sachs

Research Price Targets and Key Themes
Francis

Broker	Date	Price Target	Price and Valuation Commentary
Bernstein Research	29-Oct-2008	$97.00	■ "**Our $97 target price for Francis is based on the high likelihood we place on a deal between James and Francis being completed** ($97 is the probability weighted average of our acquisition scenarios). We assign a 5% probability to a deal occurring at $125, a 10% probability to a deal occurring at $115, a 25% probability to a deal occurring at $105, a 25% probability to a deal occurring at $95, a 20% probability to a deal occurring at $89, and a 15% probability of the deal occurring at $78. **Our $97 target price is most easily calculated by applying a 21x multiple to our 2010 EPS estimate of $4.65**"
Citi	29-Oct-2008	$96.00[1]	■ "Our $96 target price is based on the average of four valuation techniques: — Historical premiums paid to large-cap biotech: **Our historical analysis suggests large-cap biotech companies get taken over at a 21% premium**. In Francis's case there is no change of control, so we believe a premium would only have to be paid for the 44% stake James does not own. Relative to the close on 7/18/08, **the adjusted premium leads to a target price of $89**. — Synergy Valuation: We estimate that ~$800M synergies will be realized by James from a potential acquisition. **We tax effect the synergy and apply and '09 P/E multiple of 20x (the multiple we would value Francis as a standalone company)**. To buy this synergy benefit we believe James would have to pay for the synergy on top of our baseline valuation of $75/share. **This leads to an implied target price of $86.** — Upside Valuation: Based on our estimates, the probability-adjusted, discounted value of the upside from major trials is $0.79/share. We assume these trials have a 75% chance of success and we discount the non-GAAP EPS by 30% to 2009. Adding this to our baseline '09 estimate of $3.77, yields in an implied EPS of $4.56. **Using a forward '09 P/E multiple of 23x, which in our view would be appropriate if these trials are successful, leads to a target price of $105**. — DCF analysis: **Our discounted cash flow leads to $102/share. We utilize an 8.8% WACC (based on a cost of equity of 8.9% and cost of debt of 5%), a terminal growth value of 2%**"

Source: Wall Street research
[1] *Represents price target for standalone Francis.*

Update to Financial Analysis 16

Goldman Sachs

Research Price Targets and Key Themes
Francis

Broker	Date	Price Target	Price and Valuation Commentary
Barclays Capital	28-Oct-2008	$105.00	■ "The proposed minority shareholder buyout by majority shareholder James has created a risk arbitrage opportunity where an initial bid of $89 appears inadequate, **where a $120 bid may better reflect future growth prospects for Francis and where historical precedent would suggest fair value and a final agreement at $105 assuming an equitable negotiation** – while credit market conditions increase funding risk we believe that James has access to debt markets and can raise sufficient funds to complete the transaction" ■ **"We believe that earnings accretion can still accrue to James in 2011, 2 years after completion of a deal, at a price of $105"**
Natixis	28-Oct-2008	$85.00[1]	■ "If the trial fails, our current 2010 EPS estimate of $4.29 will remain (2-year CAGR of 12.3%). Applying a 12x multiple leads to $51/share. Given a 30% takeover premium leads to a potential buyout price of $66/share. However, if the Avastin trial succeeds, we anticipate off-label use beginning in mid-2009. **After factoring the increased Avastin sales, our 2010 EPS estimate would be $4.55. Applying a 20x multiple leads to a valuation of $90/share. Then adding a 15% premium gives us a potential buyout price of $104/share.** Therefore, our $85 risk-adjusted target price remains as a probability-adjusted arbitrage valuation"
Rodman & Renshaw	28-Oct-2008	$90.00[1]	■ "We reach our target price using a Discounted Cash Flow (DCF) valuation. This valuation method is more conservative than sum-of-parts valuation since it takes into account future CapEx and working capital expenses. We forecast sales and individual expenses until 2015 to calculate the free cash flow in each year. **Assuming a conservative terminal growth rate of 3% to calculate the terminal value, we discount the numbers to 2008 by using the Weighted Average Cost of Capital (WACC) of 9.4% to achieve the value of the firm.** Subtracting the long-term debt of $2.5bil and adding back cash, we derive the value of equity. Dividing by the outstanding shares, **we reach out target price of approximately $90"** ■ "Furthermore, using our sum-of-parts valuation we came up with a fair value of $95 per share. **Adjusting for the average and median historical acquisition premiums gives us an acquisition target price range well above $100 per share"**

Source: Wall Street research
[1] Represents price target for standalone Francis.

Update to Financial Analysis 17

Goldman Sachs

Research Price Targets and Key Themes
Francis

Broker	Date	Price Target	Price and Valuation Commentary
Baird & Co.	20-Oct-2008	$100.00	■ "We place an Outperform rating on Francis shares. Large-cap biotech multiples have compressed in the last few quarters from a traditional range of 30-40x current-year EPS expectations. In that we acknowledge the compressing multiples in the biotech industry (the group currently trades between 20-30x), **we apply a 27x multiple to our 2009 EPS estimate of $3.92, discounted back by 15% per year, to derive our 12-month price target of $100**"
Jefferies & Co.	15-Oct-2008	$95.00	■ "Based on the previously proposed take-out valuation of $89/share, Francis is trading at ~19x our FY09 EPS ($4.05), a ~16% premium to comps. **Our $95PT is the mean between the proposed take out value and what we believe James may be willing to pay**"
Morgan Stanley	14-Oct-2008	$105.00	■ **"Given the current increase in financing costs, we are lowering our price target, though, to $105 (a number company could also meet or exceed if adjuvant Avastin trial is positive)"** ■ "**Base case valuation of $105**: Our bear case models failure of the deal to close. We expect the initial Street reaction will cause the stock to drop to the mid-70s or below. Our $94 bear case is a one-year fair value based on our DCF analysis, which assumes Avastin growth in breast cancer in the near-term drives EPS growth" ■ "**Bull case valuation of $140**: Deal closes after positive Avastin data in adjuvant CRC...In addition, the market will need to markedly increase the probability of success of Avastin in adjuvant breast cancer, a $5bn potential market in the U.S. alone...Assuming adjuvant success and adjusting Avastin sales accordingly in our sum of the part analysis, we estimate Avastin in adjuvant adds >$25 in value" ■ "**Bear case valuation of $94**: Deal fails to close: Our bear case models failure of the deal to close...Our $94 bear case is a one-year fair value based on our DCF analysis, which assumes Avastin growth in breast cancer in the near-term drives EPS growth" ■ "**Ultra bear case of $65**: Deal fails, adjuvant fails, and both Avastin and Rituxan sales fall short of expectations...Furthermore, Avastin and Rituxan sales reach only ~70% of our base case value expectations"

Source: Wall Street research
[1] *Represents price target for standalone Francis.*

Update to Financial Analysis 18

Goldman Sachs II. Review of Greenhill Methodology Review of Greenhill Methodology 19

Goldman Sachs

Review of Greenhill Presentation

Summary of Key Value Driving Differences

Metric	Greenhill	GS	Potential Delta (Per Share) [1]
Standalone			
2015 Opt-in Rights	Not included	Valued separately	~$4.94 per share
Forecast Tax Assumption	LRP effective tax rate until 2013, then held constant at 31.4%	36% trending to ~31% by 2018	$1.46 per share
Net Cash Balance	~$3bn (Per 30-Jun-2008)	~$7bn (Per 31-Dec-2008)	$3.44 per share
Forecast	"June 2008 LRP" [2]	31-Oct-2008 Standalone Financial Model (SAF v2)	$11.46 per share (all else constant to Greenhill assumptions)
Employee Stock Option Compensation	Integrated into cash flow buildup	Valued separately	~($5) per share
Fully Diluted Shares Outstanding	1,086.6mm (static)	1,079.6mm (dynamic)	$0.55 per share (at $89 / share)
Transaction-related			
Inter-Company Loan	Not included	Considered	$1.15 to $9.57 per share [3] $2.58 to $21.56 per Minority share [3]
Long-Term Tax Benefit	Not included	Considered	$3.80 per share $8.55 per Minority share
Synergies	$4.76 - $5.39 per share - 0% perpetuity growth rate - 38% tax rate - Fully diluted shares	$11.38 - $12.89 per share - 0% perpetuity growth rate - 36% tax rate - Minority shares	$0.15 - $0.17 per share [4] $6.30 - $7.14 per Minority share [4]

Source: Per Greenhill 09-Sept-2008 presentation and Francis management projections as of 31-Oct-2008

[1] Assumes 1086.6mm diluted shares, unless otherwise noted. Assumes 3.0% perpetuity growth rate and 9.0% discount rate.

[2] Preliminary review indicates Greenhill may be using an earlier forecast.

[3] Based on $10 - 30 billion inter-company loan amount and 0% - 25% home jurisdiction tax rate.

[4] Assumes $750 - $850mm in synergies. At 3.0% perpetuity growth rate, potential delta becomes $11.83 - $13.40 per Minority share.

Review of Greenhill Methodology 20

Goldman Sachs

Illustrative Comparison of FCF and Terminal Value

($ in millions, except per share data)

Greenhill Analysis ("June LRP")		Greenhill Analysis (SAF v2)		GS Analysis (SAF v2)	
2018 FCF	$7,887	2018 FCF	$9,270	2018 FCF	$9,270
2019 (Terminal Year)	135,390	2019 (Terminal Year)	159,132	2019	9,671
				2020	9,524
				2021	10,249
				2022	10,449
				2023	11,515
				2024	12,347
				2025 (Terminal Year)	214,292

	Greenhill Analysis ("June LRP")	Greenhill Analysis (SAF v2)	GS Analysis (SAF v2)
Discount Rate	9.0%	9.0%	9.0%
Terminal Growth Rate	3.0%	3.0%	3.0%
Post 2018 "Terminal Value"	$135,390	$159,132	$278,046
Terminal Year Discount Factor	0.422	0.422	
PV of FCF (Pre 2018)	$31,403	$41,468	$41,468
PV of Terminal Value (Post 2018)	**$57,190**	**$67,219**	**$77,100**
Total Shares[1]	1,086.6	1,091.6	1,091.6
PV Per Share of FCF (Pre 2018)	$28.90	$37.99	$37.99
PV Per Share of Terminal Value (Post 2018)	**$52.63**	**$61.58**	**$70.63**
Adjustments			
Capitalized ESO Expense Per Share[2]	Included in FCF	~($5)	($10.31)
2015 Opt-in Value Per Share	No Additional Value	No Additional Value	$4.94
Net Cash Per Share	$3.00	$6.41	$6.41
Total PV	**$84.54**	**~$101**	**$109.66**

Source: Per Greenhill 09-Sep-2008 presentation and Francis management
[1] *Greenhill Analysis (SAF v2) assumes 1,091.6 diluted shares outstanding for comparability to GS analysis.*
[2] *Greenhill Analysis (SAF v2) assumes ESO expense from Greenhill analysis shown on an incremental basis for comparability to GS analysis.*

Review of Greenhill Methodology 21

Goldman Sachs Anticipating Potential Greenhill/James Areas of Resistance Key Areas of Focus Forecast ? Avastin pricing, PTS and total sales — Concern around pricing environment in a new US administration — FOB assumptions — Competitive assumptions ? Skepticism around Lucentis given it is not a product they know ? International Sales — Greenhill commented that James thought the international sales were aggressive in the “June LRP” — Unnamed NME profile assumes a Ex-US:US sales ratio of 1:1 and a time lag of six months; previously had been a Ex-US:US sales ratio of 1:2/3 and a lag of 12 months ? Pipeline productivity assumptions and small molecule assumptions — 2019-2024 will be a new timeframe for them — Large driver of value ? Potential focus on 2009, 2010 and potential underperformance relative to current Street expectations Methodology ? Discount rate — Market environment impact ? PTS assumptions ? ESO expense assumptions ? Choice of multiples and/or premium ? Tax Assumptions — Greenhill noted James’ skepticism on ability to move operations off-shore to meet June LRP tax assumptions ? Terminal growth rate Review of Greenhill Methodology 22

Goldman Sachs III. James Ability to Pay Analysis James Ability to Pay Analysis 23

Goldman Sachs Transaction Analysis Assumptions ? James projections based on Wall Street research dated 29-Oct-2008 ? Francis projections per Company management as of 31-Oct-2008 ? Assumes 100% cash transaction financed with $10 billion in existing cash and the remainder in new debt — Size of transaction and debt ratings are significant considerations in evaluating cost and capacity for debt ? Achieves pre-tax synergies of $400 million in 2009E and $800 million in 2010E and 2011E — Excludes potential costs to achieve synergies ? 3.0% opportunity cost of cash ? CHF10 billion minimum cash balance for pro forma company and James projected dividend payments per Wall Street research — Excess free cash flow used to service debt ? Assumes no amortization of excess purchase price due to ability of James to account for it on the balance sheet directly as a reduction in equity (Francis already consolidated) ? Assumes transaction closes 31-Dec-2008 James Ability to Pay Analysis 24

Goldman Sachs Sources and Uses for James Acquisition of the Minority Assumes Credit Markets Stabilize and Synergies $400mm (Yr1) and $800mm per year (post yr1) (Figures in millions) Sources USD CHF Stock Consideration $0 CHF 0 Francis Cash Used $9,000 CHF 10,259 James Existing Cash Used 1,000 1,140 Total Cash Used $10,000 CHF 11,399 Debt Issuance: Commercial Paper @ 1.44% $15,000 CHF 17,098 Bonds ($) @ 7.40% 10,000 11,399 Bonds (EUR) @ 7.60% 5,000 5,699 Term Loan @ 5.19%¹ 4,328 4,933 Total Debt Issuance $34,328 CHF 39,130 Total Sources $44,328 CHF 50,529 Uses USD CHF Transaction Size at $89.00 Per Share $43,828 CHF 49,959 Financing / Transaction Fees $500 CHF 570 Total Uses $44,328 CHF 50,529 1 Note: Assumes $89.00 per share acquisition price Current term loan capacity limited to approximately $10 billion. James Ability to Pay Analysis 25

Goldman Sachs Accretion / (Dilution) Analysis Including Synergies 1 Assumes Credit Markets Stabilize and Synergies $400mm (Yr1) and $800mm per year (post yr1) (Figures in millions, except per share data) Currency Exchange Rate (CHF / $) 1.14 Price Per Share ($) $89.00 $95.00 $100.00 $105.00 $110.00 $115.00 $120.00 $125.00 $130.00 Price Per Share (CHF) CHF 101.45 CHF 108.29 CHF 113.99 CHF 119.69 CHF 125.39 CHF 131.09 CHF 136.79 CHF 142.49 CHF 148.19 Minority Shares (mm) 492 496 499 501 503 505 507 508 510 Equity Consideration—Diluted $43,828 $47,114 $49,855 $52,597 $55,338 $58,079 $60,821 $63,562 $66,304 CHF 49,959 CHF 53,705 CHF 56,830 CHF 59,954 CHF 63,079 CHF 66,204 CHF 69,329 CHF 72,454 CHF 75,579 Existing Cash Used $10,000 $10,000 $10,000 $10,000 $10,000 $10,000 $10,000 $10,000 $10,000 CHF 11,399 CHF 11,399 CHF 11,399 CHF 11,399 CHF 11,399 CHF 11,399 CHF 11,399 CHF 11,399 CHF 11,399 Incremental Financing Need $34,328 $37,614 $40,355 $43,097 $45,838 $48,579 $51,321 $54,062 $56,804 CHF 39,130 CHF 42,876 CHF 46,001 CHF 49,126 CHF 52,250 CHF 55,375 CHF 58,500 CHF 61,625 CHF 64,750 Estimated Average Financing Cost 4.5% 4.6% 4.9% 5.0% 5.0% 5.1% 6.3% 6.3% 6.3% % Accretion / (Dilution) to James 2009E(1.7)%(2.5)%(4.2)%(5.4)%(6.6)%(7.8)%(13.5)%(14.8)%(16.0)% 2010E(1.5)%(1.8)%(3.1)%(4.1)%(5.2)%(6.3)%(11.0)%(12.1)%(13.2)% 2011E 2.1% 1.8% 0.7%(0.3)%(1.3)%(2.3)%(5.1)%(6.1)%(7.1)% Incremental Pre-tax Synergies to Breakeven 2009E CHF 257 CHF 381 CHF 635 CHF 820 CHF 1,006 CHF 1,192 CHF 2,061 CHF 2,247 CHF 2,432 2010E 251 305 519 704 890 1,076 1,871 2,057 2,242 2011E NM NM NM 60 245 431 976 1,161 1,347 Pro Forma EPS Growth Standalone 2008E—2012E 12.6% 14.5% 14.3% 14.0% 13.8% 13.5% 13.3% 12.9% 12.7% 12.4% Pro Forma P/E to Breakeven 2009E 11.2x 11.4x 11.5x 11.7x 11.8x 12.0x 12.2x 13.0x 13.1x 13.3x 2010E 10.0x 10.2x 10.2x 10.3x 10.5x 10.6x 10.7x 11.3x 11.4x 11.5x Implied Pro Forma PEG 2009E 0.9x 0.8x 0.8x 0.8x 0.9x 0.9x 0.9x 1.0x 1.0x 1.1x 2010E 0.8x 0.7x 0.7x 0.7x 0.8x 0.8x 0.8x 0.9x 0.9x 0.9x Note: Assumes 100% cash transaction financed with $10 billion in existing cash and the remainder in new debt. Current term loan capacity limited to approximately $10 billion. For illustrative purposes, term loan rate increases from 5.19% to 5.94% above $100 per share. Assumes 3.0% opportunity cost of cash. Assumes pre-tax synergies of $400 million in 2009E and $800 million in 2010E and 2011E. 1 Standalone EPS growth per Wall Street research Does not include potential tax benefits James may realize. James Ability to Pay Analysis 26

Goldman Sachs Leverage Analysis for James Assumes Credit Markets Stabilize and Synergies $400mm (Yr1) and $800mm per year (post yr1) (Figures in millions, except per share data) Currency Exchange Rate (CHF / $) 1.14 Price Per Share ($) $89.00 $95.00 $100.00 $105.00 $110.00 $115.00 $120.00 $125.00 $130.00 Price Per Share (CHF) CHF 101.45 CHF 108.29 CHF 113.99 CHF 119.69 CHF 125.39 CHF 131.09 CHF 136.79 CHF 142.49 CHF 148.19 Minority Shares (mm) 492 496 499 501 503 505 507 508 510 Equity Consideration—Diluted $43,828 $47,114 $49,855 $52,597 $55,338 $58,079 $60,821 $63,562 $66,304 CHF 49,959 CHF 53,705 CHF 56,830 CHF 59,954 CHF 63,079 CHF 66,204 CHF 69,329 CHF 72,454 CHF 75,579 Existing Cash Used $10,000 $10,000 $10,000 $10,000 $10,000 $10,000 $10,000 $10,000 $10,000 CHF 11,399 CHF 11,399 CHF 11,399 CHF 11,399 CHF 11,399 CHF 11,399 CHF 11,399 CHF 11,399 CHF 11,399 Incremental Financing Need $34,328 $37,614 $40,355 $43,097 $45,838 $48,579 $51,321 $54,062 $56,804 CHF 39,130 CHF 42,876 CHF 46,001 CHF 49,126 CHF 52,250 CHF 55,375 CHF 58,500 CHF 61,625 CHF 64,750 Estimated Average Financing Cost 4.5% 4.6% 4.9% 5.0% 5.0% 5.1% 6.3% 6.3% 6.3% 2008E Pro Forma Credit Profile (CHF mn) EBITDA CHF 17,162 CHF 17,162 CHF 17,162 CHF 17,162 CHF 17,162 CHF 17,162 CHF 17,162 CHF 17,162 CHF 17,162 CapEx 3,300 3,300 3,300 3,300 3,300 3,300 3,300 3,300 3,300 Total Debt 43,756 47,502 50,627 53,752 56,876 60,001 63,126 66,251 69,376 Total Debt / EBITDA 2.5 x 2.8 x 2.9 x 3.1 x 3.3 x 3.5 x 3.7 x 3.9 x 4.0 x Total Debt / (EBITDA—CapEx) 3.2 3.4 3.7 3.9 4.1 4.3 4.6 4.8 5.0 Net Debt 31,107 34,853 37,978 41,103 44,227 47,352 50,477 53,602 56,727 Net Debt / EBITDA 1.8 x 2.0 x 2.2 x 2.4 x 2.6 x 2.8 x 2.9 x 3.1 x 3.3 x Net Debt / (EBITDA—CapEx) 2.2 2.5 2.7 3.0 3.2 3.4 3.6 3.9 4.1 Total Cash 12,649 12,649 12,649 12,649 12,649 12,649 12,649 12,649 12,649 2009E Pro Forma Credit Profile (CHF mn) EBITDA CHF 19,657 CHF 19,657 CHF 19,657 CHF 19,657 CHF 19,657 CHF 19,657 CHF 19,657 CHF 19,657 CHF 19,657 CapEx 2,902 2,902 2,902 2,902 2,902 2,902 2,902 2,902 2,902 Total Debt 33,956 37,702 40,827 43,952 47,076 50,201 53,326 56,451 59,576 Total Debt / EBITDA 1.7 x 1.9 x 2.1 x 2.2 x 2.4 x 2.6 x 2.7 x 2.9 x 3.0 x Total Debt / (EBITDA—CapEx) 2.0 2.3 2.4 2.6 2.8 3.0 3.2 3.4 3.6 Net Debt 23,956 27,702 30,827 33,952 37,076 40,201 43,326 46,451 49,576 Net Debt / EBITDA 1.2 x 1.4 x 1.6 x 1.7 x 1.9 x 2.0 x 2.2 x 2.4 x 2.5 x Net Debt / (EBITDA—CapEx) 1.4 1.7 1.8 2.0 2.2 2.4 2.6 2.8 3.0 Total Cash 10,000 10,000 10,000 10,000 10,000 10,000 10,000 10,000 10,000 Preliminary Long-term Credit Rating AA- / A1 AA- / A1 AA-,A+ / A1,A2 A+ / A2 A / A3 upside potential A / A3 A- / Baa1 A- / Baa1 Potential Notch Downgrade ¹ 0 / 3 0 / 3 1 / 4 1 / 4 2 / 5 2 / 5 3 / 6 3 / 6 Preliminary Short-term Credit Rating A-1+ / P-1 A-1+ / P-1 A-1+,A-1 / P-1 A-1 / P-1 <--— A-1 stable / P-1 at risk --—> A-2 / P-2 A-2 / P-2 A-2 / P-2 Estimated Bank Loan Capacity ² $5,672 $2,386————— Source: Francis management projections Note: Assumes debt paydown beginning in 2009 with a minimum CHF10,000 mn cash balance 1 Assumes current Moody’s long-term rating of Aa1, which is under review for possible downgrade. 2 Current term loan capacity limited to approximately $10 billion. For illustrative purposes, term loan rate increases from 5.19% to 5.94% above $100 per share. A-1 / P-1 short-term credit rating decline limits access to CP market. James Ability to Pay Analysis 27

Goldman Sachs Appendix A: Supplemental Credit Materials Supplemental Credit Materials 28

Goldman Sachs Bond Market Remains Under Pressure New Issuance is Down 30% Year-over-Year 60 Max Min Avg Curr Systemic Concerns Record Issuance Financial and HVOL 540 84 255 510 Early 2008 saw further Fed intervention with Bear Economic Distress Index widening as financials Stearns helped restore Concerns about the 525 55 sought liquidity in confidence. New issuance hit health of financials and CDX IG 225 34 105 208 Index increasingly bearish record highs the extent of an markets economic slowdown 475 50 push spreads wider Initial Crisis Investment Bank Initial credit crunch- Writedowns precipitated by subprime rumors Second bout of widening- 425 45 and rating downgrades- full extent caused by investment bank not yet known writedowns and losses 5 . 43 40 375 . 4 40 . 6 1 39 . 35 . 9 38 37 325 0 . 4 1 . . 35 34 34 bn) $ 30 7 . 3 ( . . 5 3 30 30 31 31 . 275 Spread 7 . . 8 7 7 27 25 6 . . (bps) . 2 26 26 26 26 . . 5 25 225 24 . 5 0 . 2 20 22 23 . 0 . . 9 22 7 21 22 20 . 8 175 . 15 9 17 . 8 7 . . 16 5 16 . 1 4 . 15 . 2 1 15 . 8 . 0 . . 6 1 14 . 14 . 14 1 2 13 14 14 1 13 125 . . 13 . . 8 1 . 2 10 12 12 . . 8 12 7 11 11 11 . 0 10 10 0 . 3 . . 9 0 . 3 9 9 0 0 7 . 8 5 . 2 . 8 . 7 8 7 . 7 . 75 . 8 3 5 5 . 6 2 6 8 5 . 8 0 4 . . 1 . . 7 1 . 7 4 3 9 4 8 . . 0 . 3 0 0 . 0 3 3 . . . 0 . 0 3 0 0 2 1 25 Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct 2007 2007 2007 2007 2007 2007 2007 2008 2008 2008 2008 2008 2008 2008 2008 2008 2008 Weekly New Issue Volume HVOL Index CDX Index Supplemental Credit Materials 29

Goldman Sachs Investment Grade Corporates Have Had Limited Access to the New Issue Market Since September Selected Investment Grade Corporate New Issues, September – October 2008 Rating Security Spread to UST (bps) Trading New Issue Moody’s S&P Size ($mm) Coupon Maturity Priced Change (10/31/08) Concession 400 6.000% 5yr T+310 T+375 +65 +100 26-Sep A3 A- 400 6.900% 10yr T+310 T+350 +40 +100 2-Oct Baa2 BBB 750 7.875% 10yr T+425 T+400 -25 +100 1,400 6.500% 5yr T+387.5 T+290 -97.5 +100 9-Oct ibm A1 A+ 1,600 7.625% 10yr T+387.5 T+310 -77.5 +100 1,000 8.000% 30yr T+400 T+330 -70 +100 16-Oct A3 A- 1,000 7.375% 5yr T+462.5 T+395 -67.5 +115 Diageo 21-Oct A2 A 1,300 6.950% 5yr T+435 T+365 -70 +145 PBG 21-Oct Aa2 A+ 2,000 7.900% 10yr T+420 T+330 -90 +145 PEP 500 6.500% 5yr T+400 T+370 -30 +115 23-Oct A2 A 750 7.500% 10yr T+400 T+375 -25 +115 29-Oct A3 A 1,000 7.375% 5yr T+468 T+428 -40 +95 30-Oct A2 A 500 7.500% 10yr T+362.5 T+335 -27.5 +50 2,000 8.750% 10yr T+487.5 T+440 -47.5 +65 30-Oct A3 A 1,250 8.950% 30yr T+487.5 T+440 -47.5 +65 30-Oct A2 A 300 7.750% 5yr T+500 T+450 -50 +75 Supplemental Credit Materials 30

Goldman Sachs AA and A Non-Financial Yields and Spreads Last Twelve Months 29- Yield (%) Oct—2007 0 1 2 3 4 5 6 7 8 9 29—N ov- 200 29 7—D ec- IboxxIboxx 2007 29 Non Non—J—- an-20 08 Financials Financials 29- Feb AA AA—7 7 200—- 8 10y 10y 29— Daily Ma Index Index r—20 from 08 29 Yield 29—A Spread—pr- Oct 200—8 2007 29- to May- 2 29 008—2 9- Iboxx Iboxx Oct J—un —2 Non Non 008—- 2008 29—J ul—Financials Financials 2008 A A 2 7 7 9——Aug 10y 10y—20 08 Index Index 29-Yield Sep-Spread 2008 29—Oc t—200 8 0 100 200 300 400 500 600 Spread to UST (bps) Source: Iboxx Indices Data Supplemental Credit Materials 31

Goldman Sachs The Commercial Paper Market is Improving for Nonfinancial A-1 / P-1 Issuers Access to Fed’s CPFF Appears to be Easing Pressure on A-1/P-1 ? The Federal Reserve will purchase from eligible issuers 3-month CP through the NY Fed’s primary dealers ? At the time of its registration, each issuer must pay a facility fee equal to 10 basis points of the maximum amount of its commercial paper the facility may own ? The Fed will cease purchasing CP on April 30, 2009 Nonfinancial A-1 / P-1 Rates Have Come Down from September High 6.0% Nonfinancial A-1/P-1 5.0% Rate 4.0% Interest 3.0% Overnight 2.0% 1.0% 0.0% Oct-07 Jan-08 Apr-08 Jul-08 Oct-08 Nonfinancial A-1 / P-1 CP Outstanding is Increasing After Recent Fall 150 Nonfinancial A-1/P-1 $ bn) Adjusted, 125 Outstanding CP (Seasonally 100 75 Oct-07 Jan-08 Apr-08 Jul-08 Oct-08 Nonfinancial A-1 / P-1 Issuers Have Access to Longer Maturities* Overnight 1 Week 2 Week 1 Month 2 Month >2 Month—1—1/P A Nonfinancial More than half of nonfinancial A-1 / P-1 issuance is one month or longer 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Source: Goldman Sachs, Federal Reserve. All data concerns nonfinancial issuers. * Goldman Sachs Tier Composites are comprised of a representative group of issuers at each tier Supplemental Credit Materials 32

Goldman Sachs Term Debt Market Increasingly Focused on the Economy Risks to the GS Economic Forecast Remain to the Downside U.S. Economy Faces Headwinds Through 1H 2009 6.0 Real GDP (% Change, QoQ Annualized) 5.0 GS Forecast Core CPI (% Change, YoY) 4.0 GS Forecast 3.0 2.0 1.0 0.0 -1.0 -2.0 -3.0 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2007 2008 2009 ST Rates: Fed May Ease Again Before Year End 6.0% Fed Funds 3 Mo. LIBOR GS Forecast GS Forecast 5.0% 4.0% 3.0% 2.0% 1.0% 0.0% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2007 2008 2009 U.S. Treasury Rates 5.50 5.00 4.50 4.00 3.50 3.00 2.50 2.00 Jan-06 Jul-06 Jan-07 Jul-07 Jan-08 Jul-08 Jan-09 Jul-09 5yr UST 10yr UST 30yr UST 5yr Forecast 10yr Forecast 30yr Forecast Recent Changes in GS Economic Outlook 2008 2009 Annual Data Q3 Q4 Q1 Q2 Q3 Q4 2008 2009 Real GDP growth New 0.0 -2.0 -1.0 0.0 1.0 2.0 1.5 -0.2 Old 2.0 0.0 0.0 1.0 2.0 2.0 1.8 1.0 Consumer spending New -2.5 -1.5 -1.0 0.0 1.0 2.0 0.6 -0.5 Old -0.5 -1.5 -0.5 0.5 1.5 2.0 0.8 0.0 Business investment New 0.0 -7.5 -12.5 -10.0 -7.5 -5.0 2.9 -7.6 Old 4.0 -2.5 -5.0 -7.5 -5.0 -2.5 3.7 -3.3 PCE Core New 2.5 2.4 2.3 2.2 1.9 1.7 2.3 2.1 Old 2.5 2.4 2.3 2.2 1.9 1.7 2.3 2.1 Unemployment rate New 6.0 6.6 7.1 7.5 7.8 8.0 5.7 7.6 Old 6.0 6.2 6.5 6.8 6.9 7.0 5.6 6.8 Fed funds rate New 1.87 1.50 1.00 1.00 1.00 1.00 1.50 1.00 Old 2.00 2.00 2.00 2.00 2.00 2.00 2.00 2.00 Supplemental Credit Materials 33

Goldman Sachs Economic Fundamentals Deteriorate Further Recent Data Imply Recession is Deepening 30% S&P/Case-Shiller Home Price Index 20% Annualized) 10% Home Price 0% Declines MoM -10% Reaccelerating -20% Change, -30% (% -40% 05 06 07 08 Index of Consumer Sentiment (left) Real Personal Consumption Expenditures (right) 120 6 110 5 Consumer 100 Spending, Value 4 90 Confidence 3 80 2 Falling Indexed 70 World Trade 60 Center Hurricane 1 Attack Katrina 50 0 98 99 00 01 02 03 04 05 06 07 08 1000 3.0% GSCI Commodities Index (left) Core CPI (right) 900 2.7% Inflation Value 800 2.4% Concerns, 700 Commodity Index 600 2.1% Prices Abating 500 1.8% 400 1.5% Oct-07 Jan-08 Apr-08 Jul-08 Oct-08 Source: Bloomberg and Goldman Sachs Research estimates Source: Department of Commerce, University of Michigan. 8.0% Unemployment Rate Forecast 7.0% Labor Market 6.0% 5.0% Contraction Increasing 4.0% 3.0% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2007 2008 2009 100 Banks Tightening Standards for: 80 Mortgages Commercial Real Estate Loans 60 C&I Loans Financial Distress Credit Cards 40 Other Consumer Loans Constricting Percentage 20 Credit Net 0 -20 -40 05 06 07 08 6.0 World YoY) World—Forecast 5.0 Non-US Growth change 4.0 (% Slowing GDP 3.0 Real 2.0 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2007 2008 2009 Supplemental Credit Materials 34

Goldman Sachs Anticipating the Impact of the November Election on Healthcare ? Healthcare reform initiatives expected from both parties — A meaningful expansion of health insurance coverage likely to drive positive impact to volumes, but might be more than offset by concerns over new reimbursement pressures ? Biotech is likely to be neutral to negatively impacted from a Democratic victory — Earnings and product news are expected to remain the major drivers of share price ? Both healthcare reform plans support legislation on biogenerics, drug importation and Medicare price negotiation — An Obama plan likely to see a slightly shorter approval time and longer exclusivity for generic biologics — On insurance reform and broader healthcare access, the Democratic initiatives may be perceived as worse for drug pricing — Premium pricing likely for addressing high unmet medical needs ? The appointment of a new FDA commissioner will likely have minimal impact — Obstacles such as high public scrutiny, reviewer conservatism and inadequate funding are challenging to overcome — Continued delays in review times and fewer product approvals are expected to continue to result ? Stakes are higher for healthcare services – who are likely to have meaningful expansion if Obama wins and the reverse for McCain — Un/under-insured have a pent-up demand for healthcare services ? Large Pharma unlikely to be strongly affected – candidates tend to agree on major issues — Slightly different proposals on generic access, Part D and parallel re-importation likely to drive some differences Supplemental Credit Materials 35

Goldman Sachs Appendix B: Supplemental Financial Analysis Supplemental Financial Analysis 36

Goldman Sachs

Francis Stock Price Performance History

Since James Offer



$130.00
$120.00
$110.00
$100.00
$90.00
$80.00
Closing Price
18-Jul-2008
1-Aug-2008
15-Aug-2008
29-Aug-2008
12-Sep-2008
26-Sep-2008
10-Oct-2008
24-Oct-2008
Daily from 18-Jul-2008 to 30-Oct-2008
Francis
$82.75
14-Sep-2008 Sale of Merrill Lynch to Bank of America
14-Sep-2008 Bankruptcy of Lehman Brothers
25-Sep-2008 Emergency sale of Washington Mutual to JP Morgan
29-Sep-2008 House rejects earlier version of bailout plan
14-Oct-2008 Q3 earnings announced; 17% jump in revenue
07-Sep-2008 U.S. bails out Fannie Mae and Freddie Mac
03-Oct-2008 House approves bailout plan
16-Sep-2008 Federal Reserve agrees to lend $85bn to A.I.G.
20-Sep-2008 Bush administration formally proposes $700bn bailout
01-Oct-2008 Senate approves bailout plan
21-Sep-2008 Goldman Sachs and Morgan Stanley become bank holding companies
08-Oct-2008 Central banks coordinate interest rate
19-Oct-2008 Announced continuation of C-08 trial by NSABP
29-Oct-2008 FOMC cuts target rate to 1%

Source: FactSet as of 30-Oct-2008

Supplemental Financial Analysis 37

Goldman Sachs Shares Traded at Various Prices Francis As of 30-Oct-2008 1 Month WASP: $81.43 100% Shares Traded as % of Outstanding: 16.04% 70,000 100% 80% 60,000 68% 80% (000) 50,000 40,000 60% 30,000 40% Volume 27% 20,000 20% 10,000 8% 0 0% $73.00 $76.14 $79.27 $82.41 $85.54 to to to to to 76.13 79.26 82.40 85.53 88.68 Daily from 30-Sep-2008 to 30-Oct-2008 6 Months WASP: $84.87 Shares Traded as % of Outstanding: 64.15% 100% 300,000 100% 250,000 80% (000) 65% 200,000 53% 60% 150,000 36% Volume 40% 100,000 15% 20% 50,000 0 0% $67.24 $73.55 $79.87 $86.18 $92.50 to to to to to 73.54 79.86 86.17 92.49 98.81 Daily from 30-Apr-2008 to 30-Oct-2008 1 Year WASP: $79.67 100% Shares Traded as % of Outstanding: 114.53% 400,000 100% 74% 80% 80% 300,000 (000) 59% 60% 200,000 Volume 28% 40% 100,000 20% 0 0% $66.27 $72.78 $79.29 $85.79 $92.30 to to to to to 72.77 79.28 85.78 92.29 98.81 Daily from 31-Oct-2007 to 30-Oct-2008 3 Years WASP: $81.00 100% Shares Traded as % of Outstanding: 270.42% 1,000,000 88% 100% 78% (000) 800,000 80% 600,000 60% 46% Volume 400,000 40% 200,000 13% 20% 0 0% $66.27 $72.95 $79.63 $86.30 $92.98 to to to to to 72.94 79.62 86.29 92.97 99.66 Daily from 31-Oct-2005 to 30-Oct-2008 Source: FactSet as of 30-Oct-2008 Supplemental Financial Analysis 38

Goldman Sachs

Francis Top Institutional Shareholders Composition

As of 30-Sep-2008		% O/S
James Holdings	587,189,380	55.81%
Non-James Holding	464,981,518	44.19%
Shares Outstanding	1,052,170,898	

As of 24-Oct-2008	% O/S of Minority
Hedge Fund / Arb	11.90%
Non-Hedge Fund / Arb	88.10%

Top Shareholders (Sorted by "Current Position")

Rank	Institution Name	Position 18-Jul-2008 (Based on 30-Jun-2008 13F Filings)	Position 30-Sep-2008	Current Position 17-Oct-2008	Change vs. 30-Sep-2008	Change vs. 18-Jul-2008	Avg. Cost	Current %O/S of Total	Current %O/S of Minority
1	Fidelity Mgmt. & Research	41,806,660	41,006,660	41,506,660	500,000	(300,000)	$60.48	3.94 %	8.93 %
2	Marsico Capital	27,214,792	27,214,792	27,614,792	400,000	400,000	41.53	2.62	5.94
3	AllianceBerstein (AXA)	17,112,145	14,376,000	19,383,000	5,007,000	2,270,855	73.70	1.84	4.17
4	Capital Guardian Trust	19,376,837	16,876,837	17,476,837	600,000	(1,900,000)	78.21	1.66	3.76
5	Barclays Global	15,306,210	15,306,210	15,306,210	0	0	54.51	1.45	3.29
6	T. Rowe Price	17,256,456	15,256,456	15,256,456	0	(2,000,000)	74.79	1.45	3.28
7	Capital Research & Mgmt.	15,350,000	13,350,000	13,350,000	0	(2,000,000)	65.05	1.27	2.87
8	Jennison Associates	10,779,817	10,779,817	11,479,817	700,000	700,000	67.06	1.09	2.47
9	Wellington Mgmt.	15,892,746	10,892,746	10,092,817	(799,929)	(5,799,929)	65.48	0.96	2.17
10	Vanguard Group	9,056,406	9,056,406	9,056,406	0	0	59.11	0.86	1.95
11	ClearBridge Advisors	9,712,089	8,512,089	8,512,089	0	(1,200,000)	33.14	0.81	1.83
12	Janus Capital Mgmt.	7,796,255	7,796,255	7,796,255	0	0	48.86	0.74	1.68
13	Delaware Inv. Advisors	9,135,610	8,147,746	7,547,746	(600,000)	(1,587,864)	78.18	0.72	1.62
14	TIAA-CREF Asset Mgmt.	7,281,457	7,281,457	7,281,457	0	0	65.24	0.69	1.57
15	State Street Global Advisors	6,597,198	6,597,198	6,597,198	0	0	46.15	0.63	1.42
16	Waddell & Reed	2,382,370	5,682,370	5,682,370	0	3,300,000	85.65	0.54	1.22
17	Goldman Sachs Asset Mgmt.	7,215,425	4,844,682	4,844,682	0	(2,370,743)	73.67	0.46	1.04
18	TCW Asset Mgmt.	4,703,902	4,703,902	4,703,902	0	0	39.65	0.45	1.01
19	Columbia Mgmt. (BofA)	4,147,081	4,147,081	4,147,081	0	0	72.30	0.39	0.89
20	CalPERS	4,116,863	4,116,863	4,116,863	0	0	48.53	0.39	0.89
21	Walter Scott & Partners	4,070,591	4,070,591	4,070,591	0	0	69.76	0.39	0.88
22	GE Asset Management	3,788,047	3,988,047	3,988,047	0	200,000	76.95	0.38	0.86
23	RCM Capital Mgmt.	3,060,596	3,060,596	3,260,596	200,000	200,000	68.45	0.31	0.70
24	Bellevue Asset Mgmt. (BB Biotech)	3,192,536	3,192,536	3,192,536	0	0	81.66	0.30	0.69
25	UBS Global Asset	1,055,402	1,055,402	3,055,402	2,000,000	2,000,000	82.22	0.29	0.66
	Top 25 Institutional Shareholders	267,407,491	251,312,739	259,319,810	8,007,071	(8,087,681)	$64.41	24.65 %	55.77 %

Source: Bloom Partners

Note: Capital Research Global and Capital World Investors have been combined. Walter Scott & Partners is Scotland-based investment firm.

Supplemental Financial Analysis 39

Goldman Sachs Comparison of Public Trading Multiples Francis vs. Large Cap Biotech and Large Pharma As of 30-Oct-2008 2009 P/E Median = 14.8x 27.8 x Median = 8.7x Median = 10.3x 22.7 x 21.1 x 20.9 x 19.8 x 18.5 x 14.8 x 14.7 x 13.0 x 12.6 x 13.0 x 11.5 x 10.3 x 10.9 x 10.2 x 9.7 x 9.6 x 8.6 x 8.8 x 7.6 x 7.1 x 8.1 x 8.0 x 8.2 x Francis Francis Francis (1 Amgen Biogen IdecCelgene Genzyme Gilead Abbott Bristol- Eli Lilly Johnson & Merck Pfizer Schering- Wyeth James AstraZeneca Bayer GSK Merck KGaANovartis Novo Sanofi-(Current) (Offer) Day Prior to Myers Johnson Plough Nordisk Aventis Offer) Squibb 2009 P/E/G Median = 0.9x Median = 1.7x 3.2 x Median = 1.6x 2.2 x 2.1 x 2.1 x 1.9 x 1.9 x 1.8 x 1.6 x 1.6 x 1.5 x 1.5 x 1.4 x 1.4 x 1.4 x 1.4 x 1.2 x 1.1 x 1.3 x 0.7 x 0.9 x 0.9 x 0.9 x 0.9 x 0.7 x Francis Francis Francis (1 Amgen Biogen IdecCelgene Genzyme Gilead Abbott Bristol- Eli Lilly Johnson & Merck Pfizer Schering- Wyeth James AstraZeneca Bayer GSK Merck KGaANovartis Novo Sanofi-(Current) (Offer) Day Prior to Myers Johnson Plough Nordisk Aventis Offer) Squibb Large Cap Biotech U.S. Large Pharma Europe Large Pharma Source: IBES median estimates as of 30-Oct-2008 Supplemental Financial Analysis 40

Goldman Sachs Comparison of Selected Comparable Companies Large Cap Biotech ($ in millions, except per share data) Price as of 52-Week Diluted Diluted Long-Term EV / LTM P/E P/E to Growth 30-Oct-2008 High Market Cap Enterprise Value EPS Growth Sales 2008E 2009E 2008E 2009E Francis $82.75 83.7% $89,360 $85,362 15.0% 7.1 x 24.1 x 21.1 x 1.6 x 1.4 x 1—Month Average 81.82 82.8 88,298 84,300 15.0 7.1 23.8 20.9 1.6 1.4 3—Month Average 90.78 91.9 98,575 94,577 15.0 7.9 26.4 23.2 1.8 1.5 Large Cap Biotech¹ Amgen $60.53 91.9% $64,101 $66,631 9.3% 4.5 x 13.3 x 13.0 x 1.4 x 1.4 x Biogen Idec 40.30 53.1 11,758 11,311 12.0 2.6 11.1 10.3 0.9 0.9 Celgene 63.99 83.1 32,623 30,393 38.0 19.3 41.3 27.8 1.1 0.7 Genzyme 70.20 84.3 19,460 18,819 17.0 4.7 17.6 14.8 1.0 0.9 Gilead 46.71 81.8 45,211 44,042 17.0 9.9 22.9 19.8 1.3 1.2 High 91.9% $64,101 $66,631 38.0% 19.3 x 41.3 x 27.8 x 1.4 x 1.4 x Mean 78.8 34,631 34,239 18.7 8.2 21.2 17.1 1.2 1.0 Median 83.1 32,623 30,393 17.0 4.7 17.6 14.8 1.1 0.9 Low 53.1 11,758 11,311 9.3 2.6 11.1 10.3 0.9 0.7 1 Source: Latest publicly available financial statements, IBES median estimates and Wall Street research as of 30-Oct-2008 Selected Biotech includes profitable companies with Market Cap >$10bn. Supplemental Financial Analysis 41

Goldman Sachs

Comparison of Selected Comparable Companies

Large Pharma

($ in millions, except per share data)

	Price as of 30-Oct-2008	52-Week High	Diluted Market Cap	Diluted Enterprise Value	Long-Term EPS Growth	EV / LTM Sales	P/E		P/E to Growth	
							2008E	2009E	2008E	2009E
Francis	$82.75	83.7 %	$89,360	$85,362	15.0 %	7.1 x	24.1 x	21.1 x	1.6 x	1.4 x
1 - Month Average	81.82	82.8	88,298	84,300	15.0	7.1	23.8	20.9	1.6	1.4
3 - Month Average	90.78	91.9	98,575	94,577	15.0	7.9	26.4	23.2	1.8	1.5
Large Pharma										
James	$141.13	74.8 %	$122,176	$117,331	7.8 %	2.5 x	14.0 x	12.6 x	1.8 x	1.6 x
Abbott	54.56	90.2	84,984	134,197	13.0	5.0	16.4	14.7	1.3	1.1
AstraZeneca	41.46	92.2	59,966	111,492	4.1	3.7	8.4	8.0	2.1	1.9
Bayer	52.67	62.8	40,261	106,436	7.1	2.5	10.4	9.7	1.5	1.4
Bristol-Myers Squibb	20.51	68.3	40,618	84,049	11.8	4.2	12.1	10.2	1.0	0.9
Eli Lilly	32.83	57.4	37,326	76,240	4.0	4.0	8.2	7.6	2.1	1.9
GSK	18.65	82.8	96,180	106,497	5.1	2.9	11.4	10.9	2.2	2.1
Johnson & Johnson	60.57	83.9	170,675	170,769	8.2	2.7	13.4	13.0	1.6	1.6
Merck	30.19	49.7	64,681	62,341	4.0	2.6	9.2	8.6	2.3	2.1
Merck KGaA	83.79	70.4	18,216	70,226	10.6	7.6	10.5	9.6	1.0	0.9
Novartis	48.65	85.0	110,218	155,761	7.6	3.8	12.8	11.5	1.7	1.5
Novo Nordisk	51.78	85.2	33,030	38,861	14.0	5.3	20.0	18.5	1.4	1.3
Pfizer	17.86	72.6	120,394	148,869	3.2	3.1	7.5	7.1	2.4	2.2
Sanofi-Aventis	60.50	70.8	79,039	84,673	4.5	2.3	8.8	8.2	2.0	1.8
Schering-Plough	14.07	45.0	22,881	72,383	11.0	5.0	8.5	8.1	0.8	0.7
Wyeth	32.53	65.7	43,377	81,921	2.8	3.6	9.2	8.8	3.3	3.2
	High	92.2 %	$170,675	$170,769	14.0 %	7.6 x	20.0 x	18.5 x	3.3 x	3.2 x
	Mean	72.3	71,501	101,378	7.4	3.8	11.3	10.4	1.8	1.7
	Median	71.7	62,324	95,555	7.3	3.6	10.4	9.6	1.7	1.6
	Low	45.0	18,216	38,861	2.8	2.3	7.5	7.1	0.8	0.7

Source: Latest publicly available financial statements, IBES median estimates and Wall Street research as of 30-Oct-2008

Supplemental Financial Analysis 42

Goldman Sachs

Comparison of Selected Transactions

($ in millions)

Date Announced	Acquiror	Target	Equity Consideration ($ mm) (a)	Enterprise Consideration ($ mm) (a)	LTM Sales Multiple	Premium to 1 Day prior Price (%)	Premium to 1 Month prior Price (%) (b)
06-Oct-2008	Eli Lilly	Imclone Systems	$ 6,500	$ 6,164	9.8 x	50.7 %	76.1 %
10-Apr-2008	Takeda	Millennium	8,831	7,936	15.0	52.9	93.1
29-Nov-2007	Eisai	MGI Pharma	3,898	3,734	10.1	38.7	25.8
18-Nov-2007	Celgene	Pharmion	2,839	2,590	9.7	46.1	53.5
23-Apr-2007	AstraZeneca	MedImmune	15,560	15,219	11.9	20.8	70.0
20-Feb-2007	Shire	New River	2,660	2,498	NM	9.7	15.4
30-Oct-2006	Merck	Sirna Therapeutics	1,132	1,090	NM	100.2	135.5
17-Oct-2006	Eli Lilly	ICOS	2,140	2,303	NM	18.0	25.4
02-Oct-2006	Gilead	Myogen	2,473	2,315	NM	49.7	50.0
21-Sep-2006	Merck KGaA	Serono	13,504	12,316	5.8	20.2	30.5
15-May-2006	AstraZeneca	Cambridge Antibody Technology	1,364	1,070	2.7	66.9	71.4
14-Dec-2005	Amgen	Abgenix	2,660	2,580	NM	53.6	67.7
01-Sep-2005	Novartis (c)	Chiron	5,085	5,162	2.9	23.5	23.3
07-Sep-2005	GlaxoSmithKline	ID Biomedical	1,447	1,504	NM	13.5	46.6
16-Jun-2005	Pfizer	Vicuron	1,916	1,789	NM	84.2	67.3
21-Apr-2005	Shire	Transkaryotic Therapies	1,575	1,445	18.7	21.6	58.5
18-May-2004	UCB	Celltech	2,708	2,445	4.2	28.0	19.0
29-Mar-2004	Amgen (d)	Tularik	1,450	1,291	NM	47.1	33.0
26-Feb-2004	Genzyme	ILEX Oncology	1,048	947	27.2	25.0	10.5
		High	**$ 15,560**	**$ 15,219**	**27.2 x**	**100.2 %**	**135.5 %**
		Mean	**4,147**	**3,916**	**10.7**	**40.5**	**51.2**
		Median	**2,660**	**2,445**	**9.8**	**38.7**	**50.0**
		Low	**1,048**	**947**	**2.7**	**9.7**	**10.5**

Source: FactSet, public filings and press releases
Note: Highlighted deals denote pre-existing ownership and/or major product collaboration between target and acquiror prior to acquisition.
(a) Foreign company valuations converted to $US using the applicable exchange rate on date of announcement.
(b) Based on closing price twenty trading days prior to announcement.
(c) Novartis acquired the remaining 113mm shares which it did not already own in Chiron for $45 in cash per share. Premiums based on unaffected stock prices.
(d) Amgen acquired the remaining 78.7% interest or 52.7mm shares which it did not already own in Tularik for $25 in common stock per share.

Supplemental Financial Analysis 43

Goldman Sachs Appendix C: Updated WACC Analysis Updated WACC Analysis 44

Goldman Sachs Weighted Average Cost of Capital Analysis As of 30-Oct-2008 Selected Comparables Predicted Adjusted Company Net Debt (1) Market Equity Equity Beta (2) Asset Beta Francis—$89,362 0.74 0.74 Amgen $2,530 64,101 0.69 0.67 Biogen Idec—11,758 0.86 0.86 Celgene—29,319 0.85 0.85 Genzyme—18,859 0.76 0.76 Gilead—42,969 1.03 1.03 Mean 0.84 0.83 Median 0.85 0.85 WACC Calculation Risk Free Rate (3) 4.7% Median Comparables Asset Beta 0.85 Francis Total Debt/Market Equity (4) 2.8% Assumed Tax Rate (5) 36% Predicted Equity Beta 0.85 Equity Risk Premium (6) 5.1% Cost of Equity 9.0% Cost of Debt 5.0% After-Tax Cost of Debt 3.2% WACC 8.8% WACC Sensitivity Table Equity Risk Premium (%) 4.67% 4.6% 4.8% 5.1% 5.3% 5.6% 0.75 8.0% 8.2% 8.3% 8.5% 8.7% Beta 0.80 8.2% 8.4% 8.6% 8.8% 9.0% Equity 0.85 8.4% 8.6% 8.8% 9.0% 9.2% 0.90 8.6% 8.9% 9.1% 9.3% 9.5% 0.95 8.9% 9.1% 9.3% 9.6% 9.8% Source: Company filings, Ibbotson and Bloomberg (1) For levering and re-levering beta, assumed to be zero if net debt is negative. (2) Bloomberg 5 year weekly predicted betas. (3) Yield on 30-year 5 1/4% U.S. Treasury due 2028 as of 30-Oct-2008. (4) Francis Total Debt/Market Equity as of 30-Jun-2008, fully diluted Market Cap as of 30-Oct-2008. (5) Assumed tax rate per Francis management. (6) U.S. Equity Risk Premium as of year-end 2007 per Ibbotson data. Updated WACC Analysis 45

Goldman Sachs Risk Free Rate Yield on 30-year 5 1/4% U.S. Treasury due 2028 Since James Offer 5.00% 4.80% 4.71% 4.60% 4.40% Yield % 4.20% 4.00% 3.80% 3.60% 18-Jul-2008 30-Jul-2008 11-Aug-2008 23-Aug-2008 04-Sep-2008 16-Sep-2008 28-Sep-2008 10-Oct-2008 22-Oct-2008 Daily from 18-Jul-2008 to 30-Oct-2008 Source: Bloomberg as of 30-Oct-2008 Updated WACC Analysis 46

Goldman Sachs Bloomberg Adjusted Betas Five Year Weekly As of 30-Oct-2008 1.30 1.20 + 0.11 1.10 + 0.16 + 0.13 1.03 Betas 1.00 0.90 + 0.12 + 0.09—0.11 Adjusted 0.86 0.85 + 0.10 0.80 0.76 0.74 Bloomberg 0.70 0.69—0.16—0.13—0.09 0.60—0.12—0.10 0.50 0.40 Francis Amgen Biogen Idec Celgene Genzyme Gilead Five Year Weekly as of 30-Oct-2008 Source: Bloomberg as of 30-Oct-2008 Updated WACC Analysis 47

Goldman Sachs U.S. Equity Risk Premium One-Year Excess Equity Market Return Over Risk-free Rate Ibbotson’s Data 50% 40% (%) Rate 30% free 20% Risk— 10% U.S. Over ERP: 5.07% 0% Return 1957 1962 1967 1972 1977 1982 1987 1992 1997 2002 2007 Market -10% Equity -20% Excess -30% -40% -50% Source: Ibbotson’s “Ibbotson SBBI 2008 Classic Yearbook” Updated WACC Analysis 48

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